UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A-1

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2005

AUGUST TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-30637	41-1729485
(Commission File Number)	(IRS Employer Identification No.)

4900 West 78th Street

Bloomington, Minnesota 55545

(Address of Principal Executive Offices)  (Zip Code)

(952) 820-0080

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A-1 amends Item 402(a) of the Form 8-K dated September 23, 2005 filed by August Technology Corporation on September 29, 2005.

Item 4.02(a)          Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 28, 2005, the Company issued a press release announcing that the audit committee of the Company’s board of directors has determined to restate the timing of revenue recognized from a series of transactions with one customer.  The Company therefore will restate its financial statements for the annual and quarterly periods in the fiscal year ended December 31, 2004 and the quarters ended March 31, 2005 and June 30, 2005 to reduce the net revenues in those periods by an aggregate of approximately $12.2 million.  Accordingly, the financial statements for those periods should no longer be relied upon.  A copy of the press release was attached to the initial Form 8-K filed on September 29, 2005 as Exhibit 99.1, and is incorporated herein by reference.

The Company will restate its financial statements by filing an amended Annual Report on Form 10-K/A for the year ended December 31, 2004 (including financial data for each quarter in 2004) and amended Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2005 and June 30, 2005 (including financial data for the comparable quarters of 2004).  The Company currently expects to file the amended reports in conjunction with the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, currently planned for November 9, 2005.

The Audit Committee has discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02(a).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2005

AUGUST TECHNOLOGY CORPORATION

	By	/s/ Stanley D. Piekos
Stanley D. Piekos
Chief Financial Officer